EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made this ___ day of ____________ 2000, by and among George Furla ("Furla"), Randall Emmett ("Emmett"), Emmett/Furla Films, a California general partnership ("EF Films"), and Randall Emmett Films, Inc., a California corporation ("RE Films") (all of whom are collectively referred to as the "Seller" or "Sellers") and Cobb
Resources Corporation, a New Mexico corporation ("Buyer" or "COBB") with its principal place of business located at 302 East Jackson, West Columbia, Texas 77486.

                             R  E  C  I  T  A  L  S:

WHEREAS, Seller is the owner of the tangible and intangible assets associated or used in connection with the operation of the Seller; and

WHEREAS, Seller desires to sell and transfer certain of the assets associated or used in connection with the operation of the Seller; and

WHEREAS, the Buyer desires to acquire those certain assets of the Seller, upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                   ARTICLE  I
                    PURCHASE AND SALE OF ASSETS AND PROPERTY

1.1 Assets of Seller to be Transferred to Buyer. On the Closing Date (as defined in Article VIII hereof), and subject to the terms and conditions set forth in this Agreement, Buyer agrees to purchase, accept and acquire from Seller, and Seller agrees to sell, transfer, assign, convey and deliver to Buyer, all right, title and interest of Seller in and to the certain assets of Seller associated or used in connection with the operation of the Seller (the "Purchased Assets"). The Purchased Assets consist of all of the assets, tangible property, contract rights, films, videos, intellectual property, intangible property and all other tangibles and intangibles related to the following entertainment projects: Street Pirates, Unholy Alliance, Revelation, Imagining Argentina, Held For Ransom, After Sex, Andrew Dice Clay Comedy Special and the Dan Haggerty Wilderness Series. Exhibit 1.1 sets forth the list of all of the Purchased Assets, a description thereof, the contracts related thereto, and the rights thereof. Exhibit 4.6 sets forth a valuation of the Purchased Assets obtained by the Sellers.

1.2 Intent of the Parties. Although the exhibits and the schedules to this Agreement are intended to be complete, to the extent any rights or assets of Seller are otherwise necessary for the ownership and use of the Purchased Assets, but are not properly itemized or do not appear on the applicable exhibits where required, then, unless this Agreement otherwise provides directly for Buyer to provide for or obtain such rights or assets in a different way, the general language of Section 1.1 shall govern and such rights and assets shall nonetheless be deemed transferred to Buyer at the Closing.


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1.3     Excluded  Assets.  For  the  purposes  of  this  Agreement,  the  term
"Purchased Assets" shall not include and Seller shall not sell or assign to Buyer, and Buyer shall not purchase or accept assignment from Seller of, any right, title or interest owned by Seller in any other assets (the "Excluded Assets").

                                   ARTICLE II
                             NO ASSUMED LIABILITIES

The Buyer shall have no obligation to assume and shall not assume any liabilities of the Seller except written contractual liabilities contained in the Purchased Assets.

                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

As consideration for the Purchased Assets, Buyer shall pay to Seller the amount of 12,207,000 shares of common stock of the Buyer (the "Exchange Shares"). Sellers agree that the Exchange Shares shall be in the names and amounts as set forth in Exhibit 3.1

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                 OF THE SELLERS

All of the Sellers, who are George Furla, Randall Emmett, Emmett/Furla Films, and Randall Emmett Films, Inc., jointly and severally represent and warrant to Buyer as follows:

4.1 Organization and Capitalization of Sellers. Seller Randall Emmett Films, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement, is duly qualified or licensed to do business and is in good standing as a foreign corporation in all states or jurisdictions which the conduct of such business requires such qualification and which the failure to be so qualified or licensed would have a material adverse effect on the business of the Seller. Seller Emmett/Furla Films is a general partnership duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement.


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4.2     Authorization  of  Agreement.  Sellers  have  all  requisite  corporate, partnership or individual power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution and delivery by Sellers of this Agreement and the performance by Sellers of their obligations hereunder (a) have been duly and validly authorized by all requisite corporate , partnership or individual action and (b) will not violate their charter or bylaws (or similar document of entity governance) or any order, writ, injunction, decree, statute, rule or regulations applicable to them or any of their properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Sellers. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Sellers in connection herewith constitute the valid and legally binding obligations of the Sellers enforceable against them, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

4.3 Consents. Except as set forth on Exhibit 4.3, no consent of, approval by, order or authorization of, or registration, declaration or filing by Seller with any court or any governmental or regulatory agency or authority having jurisdiction over Seller or any of its property or assets or any other person is required on the part of Seller in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Seller or the operation of its business after the Closing.

4.4 Title to Purchased Assets. The Seller has and will transfer to Buyer at Closing good and marketable title to all of the Purchased Assets, that are being sold to Buyer under this Agreement, free and clear of all liens, claims, charges, encumbrances, restrictions or security interests, except as listed in
Exhibit 4.4. Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Purchased Assets or in any of the assets, properties or operations of Seller or used in connection with the business of Seller related to the Purchased Assets.

4.5 Litigation. Except as disclosed in Exhibit 4.5 there is no suit, claim, arbitration, investigation, action or proceeding entered against, now pending or, to the Seller's knowledge, threatened against any of the Purchased Assets, before any court, arbitration, administrative or regulatory body or any governmental agency. No litigation is pending, or, to Seller's knowledge, threatened, against Seller, or its assets or properties that seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. The Seller is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or that would affect the Purchased Assets. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Seller or any of its assets or properties.

4.6 Valuation of the Purchased Assets. The Valuation of the Purchased Assets provided by the Sellers set forth in Exhibit 4.6 properly reflects the value of the Purchased Assets.


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4.7     No Default.  Seller is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, lease, agreement, commitment or undertaking.

4.8 Absence of Change. The Seller has no knowledge of any present or future condition or state of facts or circumstances that would materially and adversely affect the business of the Seller or the Purchased Assets.

4.9 Disclosure. No representation or warranty of the Seller contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.10 No Brokerage Commission. Except as set forth in Exhibit 4.10, No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.

4.11 Acquisition of Stock for Investment. The Seller understands that the issuance of COBB Stock will not have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and, accordingly, are restricted securities, and the Seller represents and warrants to COBB that the Seller's present intention is to receive and hold the COBB Stock for investment only and not with a view to the distribution or resale thereof.

Additionally, the Seller understands that any sale by the Seller of any of the COBB Stock received under this Agreement will, under current law, require either
(a) the registration of the COBB Stock under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts. The Seller understands that COBB has not undertaken and does not presently intend to file a registration statement to register the COBB Stock to be issued to the Seller. The Seller hereby agrees to execute, deliver, furnish or otherwise provide to COBB an opinion of counsel reasonably acceptable to COBB, prior to any subsequent transfer of the COBB Stock, that such transfer will not violate the registration requirements of the federal or state securities acts. The Seller further agrees to execute, deliver, furnish or otherwise provide to COBB any documents or instruments as may be reasonably necessary or desirable in order to evidence and record the COBB Stock acquired hereby.

To assist in implementing the above provisions, the Seller hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the COBB Stock acquired hereby until the COBB Stock has been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE
REGISTRATION  AND  QUALIFICATION  PROVISIONS  OF  APPLICABLE  FEDERAL  AND STATE
SECURITIES  LAWS  OR  APPLICABLE  EXEMPTIONS  THEREFROM."

In addition, each Seller consents to COBB placing a "stop transfer notation" in its corporate records concerning the transfer of the COBB Stock acquired by each Seller.

4.12 Subscription Agreement. The Seller hereby acknowledges, as a condition to the consummation of the transactions contemplated hereby, that it, simultaneously with the execution of this Agreement, execute a Subscription Agreement containing additional representations and warranties relating to the issuance of the COBB Stock to the Seller, in the form as set forth in Exhibit 4.12.

4.13 Seller's Access to Information. The Seller hereby confirms and represents that it: (a) has been afforded the opportunity to ask questions of and receive answers from representatives of COBB concerning the business and financial condition, properties, operations and prospects of COBB and has asked such questions as it desires to ask and all such questions have been answered to the full satisfaction of the Seller; (b) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (c) has had an opportunity to engage and is represented by an attorney of its choice; (d) has had an opportunity to negotiate the terms and conditions of this Agreement; (e) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (f) has been provided with and given an opportunity to review all current information about COBB including COBB's (A) Form 10-KSB the fiscal year ended June 30, 1999, and (B) Form 10-QSB for the fiscal quarter ended September 30, 1999.

4.14 Contracts and Leases. Except as disclosed in Exhibit 4.14, Seller (i) has no leases or contracts of personal property, written or oral, relating to the Purchased Assets, whether as lessor or lessee, obligor or obligee; (ii) has no contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the Purchased Assets. Exhibit 4.14 sets forth a complete list, including any amendment, of each contract that is part of the Purchased Assets to be acquired by the Buyer. Seller has furnished Buyer a copy of each contract or other document relating to the Purchased Assets to which they are subject or are a party or a beneficiary, that is to be assumed or acquired by Buyer. Except as disclosed on Exhibit 4.14 such contracts or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation or right of Seller and the other respective parties thereto and is enforceable in accordance with their terms, and there are no defaults or breaches under any such contract, lease or other document and there are no pending or threatened claims under any such contract, lease or other document. Neither the signing or execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contract, lease or other document.

4.15 Taxes. Seller has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by them prior to such tax due dates and has timely paid all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns. Seller has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any material tax or governmental charge of any nature. No assessments or notices of deficiency or other communications have been received by Seller with respect to any tax return that has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between Seller and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

     4.16 At Closing, the Sellers covenant and agree to provide COBB with cash in the amount of not less than $25,000.00 as additional paid in capital for general corporate purposes.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYER

The  Buyer  represents  and  warrants  to  Sellers  as  follows:

5.1 Organization and Capitalization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and to perform its obligations under this Agreement, is duly qualified or licensed to do business and is in good standing as a foreign corporation in all states or jurisdictions that the conduct of such business requires such qualification and that the failure to be so qualified or licensed would have a material adverse effect on the business of the Buyer. The authorized capital stock of Buyer consists: (i) 25,000,000 shares of common stock, $.10 par value of which 8,534,257 pre-reverse split shares are validly issued and outstanding, and (ii) 5,000,000 shares of preferred stock $.10 par value, none of which are issued and outstanding.

5.2 Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Buyer. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Buyer in connection herewith constitute the valid and legally binding obligations of the Buyer enforceable against it, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

5.3 No Default. Buyer is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Buyer, and there has been no default in any material obligation to be performed by Buyer under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Buyer waived any material right under any such contract, lease, agreement, commitment or undertaking.

5.4 Disclosure. No representation or warranty of the Buyer contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

5.5 No Brokerage Commission. No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer.

5.6 Litigation. No litigation is pending, or, to Buyer's knowledge, threatened, against the Buyer, or its assets or properties that seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. The Buyer is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or that would affect the Purchased Assets. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Buyer or any of its assets or properties.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

6.1 Conditions to the Obligations of Sellers . The obligations of the Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by the Seller for purposes of consummating such transaction.

(a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date;

(b) Buyer shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing Date;

(c) The Seller shall have received a certificate signed by the Buyer to the effect set forth in Section 6.1(a) and 6.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) The Seller shall have received a corporate resolution of the Board of Directors of the Buyer that authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party.

(e) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Buyer.

6.2 Conditions to the Obligations of Buyer. The obligations of the Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Buyer for purposes of consummating such transaction.

(a) The representations and warranties of the Sellers set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date;

(b) Seller shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing;

(c) The Buyer shall have received a certificate, dated as of the Closing Date and signed by each of the Sellers to the effect set forth in Section 6.2(a) and 6.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d) Buyer shall have received each of the following, dated as of the Closing Date or, with respect to certificates of governmental authorities, dated within 30 business days prior to the Closing Date:

(i) A certificate of the Secretary of State of California as to the existence and good standing of Seller and certificates of the appropriate governmental authorities of each state in which Seller is qualified or authorized to transact business as to the good standing and qualification or authorization of Seller;

(ii) Resolutions of the Board of Directors or General Partners of Sellers that authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party;

(e) Seller shall have delivered to Buyer all bills of sale and other instruments of assignment, transfer and conveyance necessary to transfer to Buyer good and marketable title to the Purchased Assets;

(f) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Seller.

                                   ARTICLE VII
                              RELATED TRANSACTIONS

In addition to this Asset Purchase Agreement, the following actions shall take place:

(a) Prior to the Closing of this Agreement, that certain Stock Purchase Agreement between Seller and Charles Cobb IV shall be executed, delivered and performed; and

(b) Immediately after the Closing of this Agreement, that certain Asset Purchase Agreement between COBB and Cobb Resources Corporation, a Texas corporation, shall be executed, delivered and performed.

                                  ARTICLE VIII
                                   THE CLOSING

The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 11:00 a.m. on ___________ ___, _____ (the "Closing Date"), at the offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas 77007 or at such other time and place as agreed upon among the parties hereto.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 Indemnification from the Seller. Each of the Sellers agrees, jointly and severally, and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, its officers, directors, shareholders, employees, agents, affiliates, and assigns harmless at all times after the date of this Agreement, from and against and in respect of, any liability, claim, deficiency, loss, damage, penalty or injury, and all reasonable costs and expenses (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by Buyer arising from (a) any misrepresentation by, or breach of any covenant or warranty of Seller contained in this Agreement, or any exhibit or schedule, certificate, or other instrument furnished or to be furnished by Seller hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) that if true would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of Seller under this Agreement, or from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to Buyer hereunder; and (c) any suit, action, proceeding, claim or investigation, pending or threatened against or affecting Buyer that arises from, that arose from, or that is based upon or pertaining to Seller' conduct or operation of the business of the Seller or Seller' ownership, possession or use of the Purchased Assets and employment of employees, and any other matter or state of facts relating to the transactions contemplated herein existing prior to Closing.

9.2 Indemnification from the Buyer. The Buyer agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller) and hold Seller, its officers, directors, shareholders, employees, agents, affiliates and assigns harmless at all times after the date of Closing from and against, and in respect of any liability, claim, deficiency, loss, damage, or injury, and all reasonable costs and expenses (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by Seller, from (a) any misrepresentation by, or breach of any covenant or warranty of, the Buyer contained in this Agreement or any exhibit or schedule, certificate, or other agreement or instrument furnished or to be furnished by Buyer hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful), that if true, would be such a misrepresentation or breach; and (b) any nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any misrepresentation in or omission from, any certificate or other agreement or instrument furnished or to be furnished to Seller hereunder.

     9.3 Defense of Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that this Agreement applies with respect to such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     9.4 Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)  If  to  COBB:


     Cobb  Resources,  Inc.,  a  Texas  corporation
     c/o  Charles  Cobb.
     302  East  Jackson
     West  Columbia,  Texas  77486

     Fax:  (409)  345-7712

     With  a  copy  to:

     Mr.  Robert  D.  Axelrod
     Axelrod,  Smith  &  Kirshbaum
     5300  Memorial  Drive,  Suite  700
     Houston,  Texas  77007
     Fax:  (713)  552-0202

     (b)     If  to  the  Seller:

     Cobb  Resources  Corporation,  A  New  Mexico  corporation.
     c/o  Emmett/Furla  Films
     Warner Hollywood Studios--Mary Pickford Bldg., Suite 101 1041 North Formosa Avenue
     Los  Angels,  California  90046
     Fax:  (323)  850-2831

     With  a  copy  to:

     Owen  Naccarato
     19600  Fairchild,  Suite  260
     Irvine,  California  92612
     Fax:  (949)  851-9262

All notices and communications shall be deemed to have been duly given: at the time that they are delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

10.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

10.3 Counterparts and Facsimiles. This Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes. This Agreement shall be effective with the facsimile signature of any of the parties set forth below and the facsimile signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

10.4 Section Headings. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

10.5 Entire Agreement. This Agreement, the documents to be executed hereunder and the exhibits and schedules attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

10.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

10.7 Survival. The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the maximum period allowed by law.

10.8 Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and the parties shall exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

10.9 Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

10.10 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.

10.11 Costs and Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, shall be borne solely and entirely by the party that has incurred the same.

10.12 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

10.13 Exhibits Not Attached. Any exhibits or schedules not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

[Signatures  Appear  on  the  Next  Page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.

BUYER:          Cobb  Resources  Corporation,  a  New  Mexico  corporation


                         By           /s/ Charles Cobb IV
                                      -------------------------------------
                         Print name   Charles  Cobb  IV
                         Its          President


SELLER:          Emmett/Furla  Films,  a  California  general  partnership

                         By           /s/ George Furla
                                      -------------------------------------
                         Print name   George  Furla
                         Its          General  Partner


SELLER:          Randall  Emmett  Films,  Inc.,  a  California corporation

                         By           /s/ George Furla
                                      -------------------------------------
                         Print name     George  Furla
                         Its          President


SELLER:          /s/ George Furla
                 -------------------------------------
                 George Furla



SELLER:          /s/ Randall Emmett
                 -------------------------------------
                 Randall Emmett

Exhibit  1.1     The  Purchased  Assets  [a  list  of  contracts](from  Seller)

Exhibit  3.1     Exchange  Shares  (from  Seller)

Exhibit  4.3     Required  Consents  (from  Seller)

Exhibit  4.4     Encumbrances  on  the  Purchased  Assets  (from  Seller)
                 None

Exhibit  4.5     Litigation  (from  Seller)
                 None

Exhibit  4.6     Valuation  of  the  Purchased  Assets  (from  Seller)

Exhibit  4.10    Brokerage  Commission  (from  Seller)
                 $70,000 to be paid by the sellers to the Whitestone Group

Exhibit  4.12.   Subscription  Agreement  (from  Buyer)
                 Attached

Exhibit  4.14    Contracts  and  Leases  (from  Seller)


Exhibit  3.1     Exchange  Shares  (from  Seller)

Name and Address:                      Number of Shares of COBB
                                              To Receive

George Furla                                   3,902,334
Warner Hollywood Studios
Mary Pickford Bldg., Suite 101
Los Angeles, CA 90046

Randall Emmett                                 3,902,333
Warner  Hollywood  Studios
Mary Pickford Bldg., Suite 101
Los Angeles, CA 90046

Peter Benz                                     3,902,333
543 Virginia Avenue
San Mateo, CA 94402

Owen Naccarato                                   500,000
77 Eaglecreek
Irvine, CA 92618